Exhibit 10.22

SMILE BRANDS GROUP INC.

DESCRIPTION OF DIRECTOR COMPENSATION PROGRAM

The following is a general description of the compensation program with respect to directors of the Company who are not either (i) employees of the Company or its subsidiaries or (ii) employees or affiliates of private equity firms that had significant investments in the Company prior to its initial public offering.

1.	Annual Cash Retainers/Fees

•	Annual Board Retainer – $25,000

•

Additional Annual Retainer for the following positions – Lead director, $25,000; Audit Committee Chair, $15,000; Compensation Committee Chair, $7,500; Nominating and Corporate Governance Committee Chair, $5,000

•

Attendance fee of $2,000 for attendance at in-person meetings of the Board of Directors or a Committee of the Board (whether in person or by telephone); provided that the fee will be reduced to $1,000 for a particular meeting if (i) the meeting is held in-person and the director attends by telephone or (ii) for any telephonic meeting lasting less than 30 minutes.

•	All amounts will be paid in quarterly installments on the last day of each quarter in which services are performed.

2.	Equity Grants

•

Annual grant of restricted stock units (RSUs) upon re-election to the Board at the annual meeting of stockholders, with the number of RSUs subject to the grant determined by dividing $50,000 by the closing price of the Company’s common stock five trading days following the date of the annual meeting. New directors appointed to the Board mid-term will receive a pro rata portion of the annual grant based on the number of days remaining in the 365-day period following the most recent Annual Meeting of Stockholders and the closing price of the Company’s common stock on the date of grant (or, if the grant date is not a trading day, on the last trading day preceding the grant date). These annual grants of RSUs will vest in monthly installments over the twelve-month period following the date of grant and will generally be paid in an equal number of shares on the first to occur of the fifth anniversary of the grant date and the termination of the director’s service on the Board, except that the RSUs will fully vest and be paid on a change in control of the Company.

•

An additional grant of RSUs upon first being elected or appointed to the Board, with the number of RSUs subject to the grant determined by dividing $25,000 by the closing price of the Company’s common stock on the date of grant (or, if the grant date is not a trading day, on the last trading day preceding the grant date). These RSUs will be subject to the same vesting and payment terms as the annual grants described above.

•

An additional grant of RSUs upon the Company’s initial public offering (IPO) for directors in office immediately before the IPO who continue in office immediately after the IPO, with the number of RSUs subject to the grant determined by dividing $25,000 by the IPO price of the Company’s common stock. These RSUs will be subject to the same vesting and payment terms as the annual grants described above.

3.	Voluntary Deferral of Compensation

•

In lieu of any cash annual retainer fees for service as a director (excluding lead director, committee chair and meeting fees), a director may elect to receive an award of RSUs equal to the amount of fees deferred divided by the closing price of the Company’s common stock on the date of grant. RSU grants will be made on the last day of each quarter based on fees earned but foregone by the director for that quarter.

•	RSUs credited pursuant to an election to defer fees will be fully vested on grant and will generally be paid at the same time and in the same manner as the RSU grants described above.

•

Newly elected Board members must make their elections within 30 days after initial appointment to the Board for that calendar year; the election applies to compensation commencing in the quarter after the election is made. Elections for any future calendar year must be made prior to the beginning of such subsequent calendar year.

4.	Stock Ownership Guidelines

•	Directors should own shares of the Company’s common stock with a value not less than five times the annual cash Board retainer (i.e. $125,000).

•	Shares owned outright and vested but unpaid restricted stock units count toward the guideline. However, unvested and vested but unexercised options do not.

2